January 7, 2017
Regional Health Properties, Inc.
454 Satellite Blvd. NW
Suite 100
Suwanee, Georgia 30024

Re: Regional Health Properties, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Regional Health Properties, Inc., a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-216041), filed by the Company (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering 22,685,439 shares (the “Common Shares”) of the Company’s common stock, no par value per share, and 3,000,000 shares (the “Preferred Shares”) of the Company’s 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, issuable in connection with the proposed merger (the “Merger”) of AdCare Health Systems, Inc., a Georgia corporation and the sole shareholder of the Company (“AdCare”), with and into the Company pursuant to that certain Agreement and Plan of Merger, dated as of July 7, 2017, by and between the Company and AdCare (the “Merger Agreement”), which Merger Agreement is described in the Registration Statement and included as Annex A to the proxy statement/prospectus forming a part thereof.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied upon, among other things: (i) the Merger Agreement; (ii) the form of the Company’s Amended and Restated Articles of Incorporation, which will be in effect immediately prior to the effective time of the Merger; (iii) the form of the Company’s Amended and Restated Bylaws, which will be in effect immediately prior to the effective time of the Merger; (iv) resolutions adopted by the Board of Directors of the Company and AdCare, as sole shareholder of the Company, by unanimous written consent; (v) the Registration Statement; and (vi) originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, documents, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, other than with respect to the Company, the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also made such investigations of law as we have deemed appropriate.

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Regional Health Properties, Inc.
July 7, 2017

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Common Shares and the Preferred Shares, upon issuance, delivery and payment therefor in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Our conclusions are limited to the matters expressly set forth as our “opinion” herein, and no opinion is implied or is to be inferred beyond the matters expressly so stated. Such opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof that would cause us to modify, in whole or in part, such opinion.

 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                 Sincerely,

                                 /s/ Rogers & Hardin LLP